EXHIBIT 99

[Logo of Media Sciences]

For Immediate Release

NEWS RELEASE: Media Sciences Previews Fiscal Fourth Quarter Performance

OAKLAND, N.J., July 26, 2006—Media Sciences International, Inc. [AMEX: GFX], the leading independent manufacturer of solid ink sticks and color toner cartridges for office color printers, today provided a preview snapshot of its fourth quarter ended June 30, 2006.

Media Sciences will be hosting on Wednesday, September 13, 2006, at 8:45 a.m. (ET) an earnings conference call to discuss financial and operating results for the Company’s fourth quarter and fiscal year ended June 30, 2006, the details of which will be posted at the company’s website and issued in a future press release.

Financial Preview
Media Sciences expects to again post record sales, earnings, and cash flow for its fiscal fourth quarter ended June 30, 2006. Based on its unaudited results, revenues for the quarter totaled approximately $5.9 million. This represents an increase of approximately 25 percent over the prior year’s quarter and more than a 10 percent sequential increase over the company’s prior fiscal third quarter. Revenues for the fiscal year ended June 30, 2006 totaled approximately $21.3 million, an increase of approximately 19% versus the prior fiscal year.

In May 2006, the Company reported record revenues, earnings and cash flow generated by operations for its fiscal third quarter ended March 31, 2006. On revenues of $5.4 million, the company generated net income of $0.5 million and EBITDA of $1.0 million in its fiscal third quarter. For the three months ended March 31, 2006, income from continuing operations was $0.5 million or $0.05 per share basic and $0.04 per share diluted.

For the fourth quarter, color toner product revenues increased by approximately 45 percent over the same period in 2005. For the same comparative periods, solid ink product revenues increased by approximately 28 percent. On the faster pace of growth for the Company’s toner-based products, Michael Levin, Media Sciences’ CEO, commented, “Today, Media Sciences manufactures solid ink for use in all currently available solid ink printers. As a result, until a new solid ink printer is brought to market, we have no new solid ink products to develop, other than those in our growing industrial marking space. Conversely, today the Company only offers products for a small fraction of the substantially larger toner-based color laser market. Because our business strategy focuses on alignment of the Company’s development efforts with the broader business color market, our toner sales growth has and, we expect, will continue to outpace our solid ink sales growth for the foreseeable future.”

On the quarter’s preview overall, Mr. Levin, commented, “Over the past year, Media Sciences has strengthened its product portfolio and its team and infrastructure to continue the Company’s growth at an accelerated pace in fiscal year 2007. We have the talent in house and the foundation in place to leverage and seize the tremendous opportunity that exists in the $7 billion business color printing supplies market, which, according to Lyra Research analysts, is expected to reach $15 billion by 2009. Media Sciences will afford more and more printer users with the opportunity to choose high quality color supplies at a better price, and they will continue to do so with great confidence in the Media Sciences® brand.”

Disclosure and Financial Reporting Enhancements Planned
In a continuation of its efforts to increase the transparency in its reported results, Media Sciences plans to incorporate the following improvements to its financial statements and disclosures in its upcoming Form 10-KSB :

o	Reclassify customer reimbursed shipping and freight expense to Net Revenue. While this reclassification has no effect on previously reported operating income or net income, it will result in an increase in 2006 and 2005 Revenues of approximately $93,000 and $117,000, respectively.
o	Provide detail on the income statement and reclassify product warranty costs and customer shipping and freight costs as Cost of Goods Sold. Both were previously included as components of Sales, General and Administrative expense. While these reclassifications have no effect on previously reported operating margins or net income, they will result in a reduction of Gross Margins by approximately 500 to 700 basis points.
o	Provide detail on the income statement regarding Research and Development (R&D) expenditures. These amounts were previously disclosed only in the notes to the financial statements and reported as a component of Sales, General and Administrative expense. Previously disclosed R&D expenditures reflected primarily just direct costs, such as R&D compensation and benefits and the cost of supplies and materials. Facility and other indirect costs of the Company’s R&D efforts will be reclassified and included in R&D expenditures. These indirect costs were previously included as components of Sales, General and Administrative expense.
o	As part of its non-required Supplemental Information, the Company will present all four fiscal 2006 and the comparative 2005 quarters.
o	Adopt an elective “Tally Sheet” disclosure of Executive Compensation in its Form 10-KSB, as encouraged by Institutional Shareholder Services (ISS). This disclosure lists comprehensive details regarding executive compensation.
o	Describe Risk Factors in its Form 10-KSB, also not currently a required disclosure.
o	Generally improve the clarity and usefulness of existing disclosures.

Media Sciences’ Chief Financial Officer Kevan D. Bloomgren commented on the changes, “The revised methodology for reporting our cost of sales and additional detail regarding our development and other activities should enable investors to more easily evaluate Media Sciences’ performance and financial position. It also illustrates our ongoing and firm commitment to transparent and informative financial reporting.”

About Media Sciences International, Inc. (AMEX: GFX): Media Sciences International, Inc. (AMEX: GFX), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Xerox®, Tektronix®, OKI®, Ricoh®, Konica-Minolta/Minolta-QMS®, Epson®, and Brother® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color™—the company’s proprietary process for delivering the very best quality at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. With the Company’s groundbreaking INKlusive™ FREE Color Printer Program (www.inklusive.com), printer users buy the supplies, and get the printer for free. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names and trademarks are used for descriptive purposes only and are the properties of their respective owners.

Contacts:
Investor Contact: Kevan D. Bloomgren, Chief Financial Officer, Media Sciences
kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Barb Short, Marketing Communications Manager, Media Sciences
bshort@mediasciences.com, 201.677.9311, ext. 216

Forward Looking Statements
Our disclosure and analysis in this report contain forward-looking information, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, about our financial results and estimates, business prospects and products in development that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. These forward-looking statements use terms such as “believes,” “expects,” “may”, “will,” “should,” “anticipates,” “estimate,” “project,” “plan,” or “forecast” or other words of similar meaning relating to future operating or financial performance or by discussions of strategy that involve risks and uncertainties.   From time to time, we also may make oral or written forward-looking statements in other materials we release to the public.  These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including, but not limited to, our continuing ability to obtain additional financing, dependence on contracts with suppliers and major customers, competitive pricing for our products, demand for our products, changing technology, our introduction of new products, industry conditions, anticipated future revenues and results of operations, retention of key officers, management or employees, prospective business ventures or combinations and their potential effects on our business.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon our business. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. We cannot predict whether future developments affecting us will be those anticipated by management, and there are a number of factors that could adversely affect our future operating results or cause our actual results to differ materially from the estimates or expectations reflected in such forward-looking statements.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP). Management finds it useful at times to provide adjustments to its GAAP numbers. This news release contains the non-GAAP financial measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, which are adjusted from results based on GAAP to exclude certain expenses.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Company’s management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of the Company’s current results of operations and cash flows with past and future periods.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly title measures used by other companies.

Reconciliation of Non-GAAP Measures

                                        Three Months Ended
                                              3/31/2006
                                        ------------------
Reported Income (Loss) from Operations         840,123
Add back: Depreciation & Amortization          187,075
                                            ----------
EBITDA                                       1,027,198